As filed with the Securities and Exchange Commission on  December 28, 2000

                           Registration No. 333-49458

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  AMENDMENT #1

                                    FORM S-3/A

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                          WAVERIDER COMMUNICATIONS INC.


             (Exact name of registrant as specified in its Charter)

                    Nevada                                  33-0264030
 (State or other jurisdiction of incorporation   (I.R.S. Employer Identification
               or organization)                              Number)

                          255 Consumers Road, Suite 500
                         Toronto, Ontario Canada M2J 1R4
                                 (416) 502-3200
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                              T. SCOTT WORTHINGTON
                          255 Consumers Road, Suite 500
                         Toronto, Ontario Canada M2J 1R4
                 (416) 502-3200 / Facsimile No.: (416) 502-2968
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

                             DAVID A. BROADWIN, ESQ.
                             FOLEY, HOAG & ELIOT LLP
                             One Post Office Square
                        Boston, Massachusetts 02109-2170
                 (617) 832-1000 / Facsimile No.: (617) 832-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                  Proposed        Proposed
                                                   Maximum         Maximum          Amount of
  Title of each class of         Amount to be   offering price    Aggregate       registration
securities to be registered       Registered     per share (1)  offering price         fee
----------------------------------------------------------------------------------------------
Common Stock, $.001 par value    1,000,000(2)        $3.59         $3,590,000        $989.00
----------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of determining the registration fee. In accordance with Rule 457(c) under the Securities Act of 1933, the above calculation is based on the closing bid price reported on the Nasdaq National Market system on November 2, 2000.

(2) Assumes that WaveRider is required to pay the maximum consideration under the Share Sale and Subscription Agreement and the Employment Agreement and chooses to issue shares to satisfy the payment requirement.


        In accordance with Rule 416 under the Securities Act of 1933, this Registration Statement also covers such indeterminate number of additional shares of WaveRider's common stock, $0.001 par value, as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as set forth in WaveRider's Articles of Incorporation and the terms of the warrants referred to above.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                          Waverider Communications Inc.

                        1,000,000 Shares of Common Stock

         This prospectus provides for the sale of up to 1,000,000 shares of common stock of WaveRider by certain selling stockholders.

         WaveRider's common stock is currently quoted on the NASDAQ National Market system, under the symbol "WAVC". On November 2, 2000, the last reported sale price of WaveRider's common stock was $3.59 per share.

         The mailing address, the telephone and facsimile numbers and the e-mail address of WaveRider's executive offices is:


                           255 Consumers Road, Suite 500
                           Toronto, Ontario Canada M2J 1R4
                           (416) 502-3200;  Facsimile No.: (416) 502-2968
                           e-mail address:  info@waverider.com



                  Investing in the common stock involves risks.

                     See "Risk Factors" beginning on page 3.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



The date of this prospectus is December 22, 2000.

                                TABLE OF CONTENTS

                                                                            Page

Risk Factors ..............................................................    3

Where You Can Find More Information .......................................    6

Use of Proceeds ...........................................................    7


Dividend Policy ...........................................................    7


Selling Stockholders ......................................................    8



Plan of Distribution ......................................................    9

Disclosure of SEC Position on Indemnification
    for Securities Act Liabilities ........................................   10

Legal Matters .............................................................   11

Experts ...................................................................   11



         In purchasing the shares under this prospectus, you should rely only on the information provided to you in this prospectus. WaveRider has not authorized anyone else to provide you with different information. Neither WaveRider nor any of the selling stockholders is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus. In this prospectus, reference to "we", "us" and "our" refer to Waverider Communications Inc.

                                  RISK FACTORS

         Investment in our shares of common stock is risky. In addition to the information contained in this prospectus, including information incorporated by reference, you should consider carefully the following risk factors, before purchasing the shares offered under this prospectus.

         We Have A Limited Operating History, Therefore There Is A High Degree Of Uncertainty Whether Our Business Plans Or Our Products Will Be Successful

         Up to the beginning of the year, our company had been mainly focused on the research and development of our products as a result had limited sales or revenues. There can be no assurance that the products that we offer will meet with market acceptance. In addition, there is no guarantee that even if there proves to be a market for our products, such market will be able to sustain our profitability requirements.

         None of our current products has achieved widespread distribution or customer acceptance. Although, some of our products have passed the development stage, we have not yet established a commercially viable market for them. Although we believe that we have the expertise to commercialize our products and establish a market for them, there is no assurance that we will be successful or that such products will prove to have widespread customer appeal.

We Have A History Of Losses, And Our Future Profitability Is Uncertain

         Due to our limited operating history, we have experienced significant operating losses every year since incorporation and are subject to the uncertainties and risks associated with any new business. Our net losses for the fiscal quarter that ended September 30, 2000 and the year that ended December 31, 1999 were $15,738,357 and $7,447,850 respectively, and for the fiscal quarter that ended September 30, 1999 and the year that ended December 31, 1998 were $1,673,377 and $4,477,518 respectively. We have an accumulated deficit of $41,317,141 as of September 30, 2000.

         There can be no assurance that we will ever generate an overall profit from our products or that we will ever reach profitability on a sustained basis.

Competition In The Data Communication Industry Is Intense And There Is Uncertainty That Given Our New Technology And Limited Resources That We Will Be Able To Succeed.

         Although our products are based on a wireless technology, we compete not only against companies that base their products on wireless technology, but also against companies that base their products on hard-wired technology (wire or fiber optic cable). There can be no assurance that we will be able to compete successfully in the future against existing or new competitors or that our operating results will not be adversely affected by increased price competition. Competition is based on design and quality of the products, product performance, price and service, with the relative importance of such factors varying among products and markets. Competition, in the various markets we serve, comes from companies of various sizes, many of which are larger and have greater financial and other resources than we do and, thus, can better withstand adverse economic or market conditions than we can.

         Our future operating results are subject to a number of risks, including our ability or inability to implement our strategic plan, to attract qualified personnel and to raise sufficient financing as required. Inability of our management to guide growth effectively, including implementing appropriate systems, procedures and controls, could have a material adverse effect on our business, financial condition and operating results.

The Data Communication Industry Is In A State Of Rapid Technological Change And We May Not Be Able To Keep Up

         We may be unable to keep up with technological advances in the data communications industry. As a result, our products may become obsolete or unattractive. The data communications industry is characterized by rapid technological change. In addition to frequent improvements of existing technology, there is frequent introduction of new technologies leading to more complex and powerful products. Keeping up with these changes requires significant management, technological and financial resources. As a small company, we do not have the management, technological and financial resources that larger companies in our industry may have. There can be no assurance that we will be able or successful in enhancing our existing products, or in developing, manufacturing and marketing new products. An inability to do so would adversely effect our business, financial condition and results of operations.

We Have Limited Intellectual Property Protection And There Is Risk That Our Competitors Will Be Able To Appropriate Our Technology

         Our ability to compete depends to a significant extent on our ability to protect our intellectual property and to operate without infringing the intellectual property rights of others. We regard our technology as proprietary. We have no issued patents or pending patent applications, nor do we have any registered copyrights with respect to our intellectual property rights, but we intend to file patent applications. We rely on employee and third party non-disclosure agreements and on the legal principles restricting the unauthorized disclosure and use of trade secrets. Despite our precautions, it might be possible for a third party to copy or otherwise obtain our technology, and use it without authorization. Although we intend to defend our intellectual property, we can not assure you that the steps we have taken or that we may take in the future will be sufficient to prevent misappropriation or unauthorized use of our technology. In addition, there can be no assurance that foreign intellectual property laws will protect our intellectual property rights. There is no assurance that patent application or copyright registration that may be filed will be granted, or that any issued patent or copyrights will not be challenged, invalidated or circumvented. There is no assurance that the rights granted under patents that may be issued or copyrights that may be registered will provide sufficient protection to our intellectual property rights. Moreover, we cannot assure you that our competitors will not independently develop technologies similar, or even superior, to our technology.

Use Of Our Products Is Subordinated To Other Uses And There Is Risk That Our Customers May Have To Limit Or Discontinue The Use Of Our Products.

         License-free operation of our products in certain radio frequency bands is subordinated to certain licensed and unlicensed uses of these bands. This subordination means that our products must not cause harmful interference to other equipment operating in the band, and must accept potential interference from any of such other equipment. If our equipment is unable to operate without any such harmful interference, or is unable to accept interference caused by others, our customers could be required to cease operations in some or all of these bands in the locations affected by the harmful interference. As well, in the event these bands become unacceptably crowded, and no additional frequencies are allocated to unlicensed use, our business could be adversely affected.

         Currently, our products are designed to operate in frequency bands for which licenses are not required in the United States, Canada and other countries that we view as our potential market. Extensive regulation of the data communications industry by U.S. or foreign governments and, in particular, imposing license requirements in the frequency bands of our products could materially and adversely affect us through the effect on our customers and potential customers. Continued license-free operation will depend upon the continuation of existing U.S., Canadian and such other countries' government policies and, while no planned policy changes have been announced or are expected, this cannot be assured.

Adverse Consequences And Possible Dilution Are Associated With Our Obligation To Issue Substantial Shares Of Common Stock Upon Conversion Of Convertible Securities

         We are obligated to issue a substantial number of shares of common stock upon the conversion or exercise of our outstanding warrants and convertible preferred stock. The price which we may receive for the common stock issuable upon conversion or exercise of such convertible securities may be less than the market price of the common stock at the time of such exercise. Consequently, for the life of such convertible securities, the holders of such convertible securities may have been given, at nominal cost, the opportunity to profit from a rise in the market price of the common stock.

         The exercise of all of the aforementioned securities may also adversely affect the terms under which we could obtain additional equity capital. In addition, should a significant number of these securities be exercised or converted, the resulting increase in the amount of the common stock in the public market could have a substantial dilutive effect on our outstanding common stock.

We May Be Subject To Product Liability Claims And, We Lack Product Liability Insurance

         We face an inherent risk of exposure to product liability claims in the event that the products designed and sold by us contain errors, "bugs" or defects. There can be no assurance that we will avoid significant product liability exposure. We do not currently have product liability insurance and there can be no assurance that insurance coverage will be available in the future on commercially reasonable terms, or at all. Further, there can be no assurance that such insurance, if obtained, would be adequate to cover potential product liability claims, or that a loss of insurance coverage or the assertion of a product liability claim or claims would not materially adversely affect our business, financial condition and results of operations.


We Depend Upon Third Party Manufacturers And There Is Risk That, If These Suppliers Become Unavailable For Any Reason, We May For An Unknown Period Of Time Have No Product to Sell


         We depend upon a limited number of third party manufacturers to make our products. If our suppliers are not able to manufacture for us for any reason, we would, for an unknown period of time, have difficulty finding alternate sources of supply. Accordingly, no assurance can be given that manufacturing capacity will continue to be available to us on commercially reasonable terms or otherwise. Inability to obtain manufacturing capacity would have a material adverse effect on our business, financial condition and results of operations.

         Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus  that  is  not  a  statement  of an  historical  fact  constitutes  a
"forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause WaveRider's future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under "Risk Factors" below or elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.


                       WHERE YOU CAN FIND MORE INFORMATION


         This prospectus is a part of a registration statement on Form S-3, WaveRider filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933. This prospectus omits certain information contained in the registration statement and the exhibits to the registration statements. Reference is made to the registration statement and the exhibits to the registration statement for further information with respect to WaveRider and the shares offered under this prospectus. You may read and copy the registration statement at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. WaveRider files certain documents with the SEC electronically and these documents may be inspected and copied at the SEC's Web site at http://www.sec.gov. WaveRider is a reporting company under the Securities Exchange Act of 1934, and consequently, files reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms appears above.


         The SEC allows us to "incorporate by reference" the information we file with them. Incorporation by reference means that we can disclose important information to you by referring you to the information we filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supercede this information.

         We incorporate by reference the information listed below and any future information we file with the SEC pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934.



(a) WaveRider's current report, filed with the SEC on Form 8-K/A, on December 27, 2000;

(b) WaveRider's current report, filed with the SEC on Form 8-K/A, on December 15, 2000;

(c) WaveRider's current report, filed with the SEC on Form 8-K, on December 14, 2000;

(d) WaveRider's quarterly report, filed with the SEC on Form 10-Q, for the fiscal quarter ended September 30, 2000;

(e) WaveRider's current report, filed with the SEC on Form 8-K, on October 16, 2000;

(f) WaveRider's quarterly report, filed with the SEC on Form 10-Q, for the fiscal quarter ended June 30, 2000;

(g)      WaveRider's Proxy Statement,  filed with the SEC on DEF 14A, on May 25,
         2000;

(h) WaveRider's quarterly report, filed with the SEC on Form 10-Q, for the fiscal quarter ended March 31, 2000;

(i) WaveRider's annual report, filed with the SEC on Form 10-K, for the fiscal years ended December 31, 1999 and 1998; and

(j) The description of WaveRider's common stock contained in the registration statement on Form 8-A filed with the SEC on March 18, 1995 under section 12 of the Exchange Act, including all amendments and
         reports   subsequently   filed  for  the  purpose  of   updating   such
         description.



         You may request and receive, at no cost, copies of these filings by writing or telephoning us at the following address:


              T. Scott Worthington
              Waverider Communications Inc.
              255 Consumers Road, Suite 500
              Toronto, Ontario Canada M2J 1R4
              (416) 502-3200; Facsimile No.:  (416) 502-2968
              E-mail Address:  info@waverider.com


                                 USE OF PROCEEDS

         WaveRider will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.


         The costs associated with this offering are approximately $10,000.


                                 DIVIDEND POLICY

         To date, WaveRider has not paid dividends on any shares of our common stock and we do not plan to pay any dividends on our common stock in the foreseeable future. The decision to pay dividends on the common stock in the future is up to WaveRider's Board of Directors. Such decision to pay dividends depends upon, among other things, our earnings, our capital requirements and our financial condition. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may also limit our ability to pay dividends on the common stock.

                              SELLING STOCKHOLDERS


            THE FORMER SHAREHOLDERS OF ADE NETWORK TECHNOLOGY PTY LTD

         Of the 1,000,000 shares of common stock offered by this prospectus, 780,000 shares are being registered and may be offered for sale from time to time during the period the effectiveness of the registration statement of which this prospectus is part, for the account of Mrs Maureen Anderson, Mr. Philip William Anderson and Mr. Wayne Anderson, who may acquire common stock as part of the proceeds of the sale of their shares of ADE Network Technology Pty Ltd. to WaveRider.

         Under the terms of the Share Sales and Subscription Agreement, WaveRider committed to pay a minimum of $4,000,000 Australian (approximately $2.13 Million US) in four equal quarterly installments commencing on the closing date. In addition, the former shareholders of ADE will receive 40% of ADE's revenue in excess of $7.5 Million Australian (approximately $4 Million US) for the 12 months ended September 30, 2001, up to a maximum of $900,000 Australian (approximately $480,000 US). Payment of the first installment of $1,000,000 Australian was made in cash. Payment of the balance of the consideration, after the initial payment at closing, can be made, at WaveRider's sole discretion, in the form of shares, cash or a combination of each.

         WaveRider will not receive any portion of the proceeds from the sale of shares by the former shareholders of ADE pursuant to this prospectus.

                    OFFICER OF ADE NETWORK TECHNOLOGY PTY LTD

         Of the 1,000,000 shares of common stock offered by this prospectus, 220,000 shares are being registered and may be offered for sale from time to time during the period of the effectiveness of the registration statement of which this prospectus is part, for the account of Mr. William Anderson, Managing Director of ADE. On October 1, 2000, WaveRider entered into an employment contract with Mr. Anderson which included provisions that provided for the payment of up to $1,100,000 Australian (approximately $600,000 US) in commissions based on ADE's sales during the 12 months ended September 30, 2001. WaveRider at is discretion can pay these commissions through cash, stock or a combination of each.

         WaveRider will not receive any portion of the proceeds from the sale of shares by Mr. Anderson pursuant to this prospectus.


                              SELLING STOCKHOLDERS
                                TABLE OF HOLDINGS


         Based on the information supplied to WaveRider by each selling stockholder, the following table sets forth, as of October 1, 2000, certain information regarding the beneficial ownership of each selling stockholder and number of shares owned by each selling stockholder. The table assumes that the full amount of the contingent consideration, for the former ADE shareholders, and the special commissions, for the officer of ADE, are required to be made by WaveRider and that WaveRider exercises in full its right to settle the consideration and commission through the issue of common stock.

         The beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.


                                                              Shares                                       Shares
                                                         Beneficially Owned                         Beneficially Owned
                                                         Prior to Offering          Number            After Offering
                                                     -------------------------    of Shares         ------------------
Name and Address                                     Number            Percent     Offered           Number    Percent
-----------------------------------                  -------           -------    ---------         ---------  -------
Maureen Anderson                                     658,228            1.03%      658,228              0         0%
Ferntree Gully, Victoria, Australia

William Anderson                                     220,000            0.35%      220,000              0         0%
Ferntree Gully, Victoria, Australia

Wayne Anderson                                        82,278            0.13%       82,278              0         0%
Rowville, Victoria, Australia

Philip William Anderson                               39,494            0.06%       39,494              0         0%
Bayswater, Victoria, Australia



                              PLAN OF DISTRIBUTION

         This prospectus covers the sale of shares of common stock by WaveRider to certain selling stockholders and, from time to time, by the selling stockholders.


         The shares of common stock offered by this prospectus may be sold from time to time by the selling stockholders, or by pledgees, donees, transferees or other successors in interest. The selling stockholders will act independently of WaveRider in making decisions with respect to the timing, manner and size of each sale. The sales may be made on the NASDAQ National Market System (or on one or more exchanges on which WaveRider's common stock may then be listed) or in the over-the-counter market, or otherwise. The sales will be made at prices and at terms then prevailing, or at prices related to the then current market price, or in negotiated transactions. The shares of common stock may be sold by one or more of the following types of transactions:


(a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

(c)      an exchange distribution in accordance with the rules of such exchange;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e)      privately negotiated transactions;

(f)      short sales;

(g) if such a sale qualify, in accordance with Rule 144 promulgated under the Securities Act rather than pursuant to this prospectus; and

(h)      any other method permitted pursuant to applicable law.

         In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be
"underwriters" within the meaning of section 2(11) of the Securities Act in connection with such sales. Accordingly any commission received by them and profit on any resale of the shares as principal, might be deemed to be underwriting discounts and commissions under the Securities Act. In addition, because selling stockholders will be deemed to be "underwriters" they will be subject to prospectus delivery requirements under the Securities Act of 1933.


         Upon WaveRider being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act of 1933. Such supplement will disclose:

(1)      the  name  of  each  selling   stockholder  and  of  the  participating
         broker-dealer(s);

(2)      the number of shares involved;

(3)      the price at which such shares were sold;

(4) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

(5)      that such  broker-dealer(s) did not conduct any investigation to verify
         the   information   set  out  or  incorporated  by  reference  in  this
         prospectus; and

(6)      other facts material to the transaction.

         WaveRider has agreed to pay the expenses incurred in connection with preparing and filing this prospectus and the Registration Statement of which it is a part (other than selling commissions). WaveRider has agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

         In addition, in the event the selling stockholders sell short the common stock of WaveRider, this prospectus may be delivered in connection with such short sales and the shares offered by this prospectus may be used to cover such short sales. In making sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers or agents to participate. Such broker-dealers or agents may receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately prior to the sale. These broker-dealers or agents, and any other participating broker-dealers or agents, as well as the selling stockholders, may be considered "underwriters" within the meaning of the Securities Act of 1933.

         WaveRider has informed the selling stockholders that the anti-manipulative rules under the Exchange Act of 1934, including Regulation M, may apply to their sales in the market. WaveRider has furnished the selling stockholders with a copy of Regulation M. WaveRider has also informed the selling stockholders that they must deliver a copy of this prospectus with any sale of their shares.

                           DISCLOSURE OF SEC POSITION
               ON INDEMNIFICATION FOR SECURITIES ACTS LIABILITIES

         WaveRider's amended and restated Articles of Incorporation and By-Laws provide that WaveRider shall indemnify its directors and officers, to the fullest extent permitted under Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of WaveRider, pursuant to the foregoing provisions, or otherwise, WaveRider has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                                  LEGAL MATTERS

         Foley, Hoag & Eliot LLP, of One Post Office Square, Boston, Massachusetts 02109-2170 will issue an opinion, for WaveRider and the selling stockholders, about the legality and validity of the shares. WaveRider knows of no members of Foley, Hoag & Eliot who are beneficial owners of common stock of WaveRider.

                                     EXPERTS


         The financial statements as at December 31, 1999 and 1998 and for the years then ended incorporated in this registration by reference to the Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of the said firm as experts in auditing and accounting.


         The financial statements as at December 31, 1997 and for the year then ended incorporated in this registration by reference to the Annual Report on Form 10-KSB for the year ended December 31, 1998 have been so incorporated in reliance on the report of Johnson, Holscher & Company, P.C., independent public accountants, given on the authority of said firm as experts in auditing and accounting.


         The financial statements of ADE Network Technology Pty. Ltd. as at June 30, 2000 and for the year then ended incorporated in this registration by reference to the Report on Form 8-K/A, dated December 27, 2000 have been so incorporated in reliance on the report of Lundstrom Dickson Barbanti, independent public accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth the estimated expenses in connection with the sale of the shares being registered hereby:


         SEC registration fee                             $         989
         Printing and engraving                           $         500
         Accountants' fees and expenses                   $       5,000
         Legal fees                                       $       2,500
         Miscellaneous                                    $       1,011
                                                          -------------
                           Total                          $      10,000


Item 15. Indemnification of Directors and Officers

         Article VI of WaveRider's By-Laws provides that: "Every Director, officer, employee and agent of the Company, and every person serving at the Company's request as a director, officer (or in a position functionally equivalent to that of officer or director), employee or agent of another corporation, partnership, joint venture, trust or other entity, shall be indemnified to the extent and in the manner provided by the Company's Charter, as it may be amended, and in the absence of any such provision therein, in accordance with Nevada law."

         WaveRider's    Charter    contains   no   provisions    regarding   the
indemnification of directors and officers.

         Section 78.7502 of Nevada General Corporation Law ("Nevada Corporation Law") provides, that:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstance of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Section 78.751 of Nevada Corporation Law provides, that: Any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)      By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         The indemnification and advancement of expenses authorized or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         In  accordance   with  the  provisions  of  Section  78.752  of  Nevada
Corporation Law, WaveRider purchased and maintains insurance coverage on certain liabilities of its directors and officers.

Item 16. Exhibits


The exhibits below marked with an asterisk (*) are included with and filed as part of this report.


Exhibit No.       Description


3.1   Articles of  Incorporation  of the Company,  incorporated  by reference to
      Exhibit 3.1 registration statement on Form S-18, File no. 33-25889-LA.

3.2 Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the annual report on Form 10-KSB for the year ended December 31, 1996.

3.3 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 8th, 1993, incorporated by reference to Exhibit 3.3 to the quarterly report on Form 10-QSB for the period ended September 30th, 1994.

3.3 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 25th, 1993, incorporated by reference to Exhibit 2(d) to the registration statement on Form 8-A, File No. 0-25680.

3.5 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on March 25th, 1995, incorporated by reference to Exhibit 2(e) to registration statement on Form 8-A, File no. 0-25680.

3.6 Certificate of Amendment to the Articles of Incorporation of the Company, designating the Series A Voting Convertible Preferred Stock, filed with the Nevada Secretary of State on March 24th, 1997, incorporated by reference to Exhibit 3.6 on Form 10KSB for the year ended December 31, 1996.

3.7 Certificate of Amendment to the Articles of Incorporation of the Company designating the Series B Voting Convertible Preferred Stock, filed with the Nevada Secretary of State on May 16, 1997 incorporated by reference to
      Exhibit 3.7 on Form 10KSB for the year ended December 31, 1997.

3.8 Certificate of Amendment to the Memorandum of the Company changing the name to WaveRider Communications Inc., filed with the Nevada Secretary of State on May 27, 1997 incorporated by reference to Exhibit 3.8 on Form 10KSB for the year ended December 31, 1997.

3.9 Certificate of Amendment to the Certificate of Designation of the Series B Voting Convertible Preferred Stock, filed with the Nevada Secretary of State on May 16, 1997 incorporated by reference to Exhibit 99.1 on Form 8-K filed May 5, 1998.

3.10 Certificate of Amendment to the Articles of Incorporation of the Company designating the Series C Voting 8% Convertible Preferred Stock, filed with the Nevada Secretary of State on June 3, 1998 incorporated by reference to
      Exhibit 4 on Form 8-K filed June 18, 1998.

3.11 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on July 17, 2000, incorporated by reference to Appendix D on Form DEF 14A filed May 25, 2000.

4.1   Specimen  common stock  certificate,  incorporated by reference to Exhibit
      4.1 to registration statement on Form S-18, File no. 33-25889-LA.

4.2 Warrant Terms dated December 15, 1998, relating to the Class G Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.9 on Form 10KSB for the year ended December 31, 1998.

4.3 Warrant Terms dated December 29, 1998, relating to the Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.10 on Form 10KSB for the year ended December 31, 1998.

4.4 Warrant Terms dated June, 1999, relating to the Class H Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.11 on a registration statement on Form S-3, File no. 333-82855

4.5 Warrant Terms dated December 1999, relating to Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.13 on a registration statement on Form S-3, File no. 333-92591.


5.1*  Opinion of Foley, Hoag & Eliot LLP.

23.1* Consent of Johnson, Holscher & Company P.C., independent auditors.

23.2* Consent of PricewaterhouseCoopers LLP, independent auditors

23.3* Consent of Lundstrom Dickson Barbanti, independent auditors

23.4* Consent of Foley,  Hoag & Eliot LLP  (included in last sentence of Exhibit
      5.1).

24.1* Power of Attorney (contained in the signature page).



Item 17. Undertakings

         WaveRider hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(2)      To  include  any  prospectus   required  by  Section  10(a)(3)  of  the
         Securities Act;

(3) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(4) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(5) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(6) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(9) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bruce Sinclair, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and schedules thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes or any of them, may lawfully do or cause to be done by virtue hereof.

       In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 3, 2000.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements of filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 22, 2000.



                          WAVERIDER COMMUNICATIONS INC.


                        By: /s/ D. Bruce Sinclair
                            ---------------------------------------------
                            Bruce Sinclair, President and Chief Executive
                            Officer



         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 22, 2000.



         Signature                          Title                                 Date

/s/ D. Bruce Sinclair            President, Chief Executive Officer        December 22, 2000
--------------------------       (Principal Executive Officer)
D. Bruce Sinclair                and Director



/s/ Cameron A. Mingay*           Secretary/Director                        December 22, 2000
--------------------------
Cameron A. Mingay

/s/ Gerry Chastelet*             Director                                  December 22, 2000
--------------------------
Gerry Chastelet

/s/ John Curry*                  Director                                  December 22, 2000
--------------------------
John Curry

/s/ Guthrie Stewart*             Director                                  December 22, 2000
--------------------------
Guthrie Stewart

/s/ Dennis Wing*                 Director                                  December 22, 2000
--------------------------
Dennis Wing


                           * By D. Bruce Sinclair, Attorney in fact